EXHIBIT 23.2


         Kopple and Gottlieb
         CERTIFIED PUBLIC ACCOUNTANTS Letterhead


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in the Form S-8 for Dimensional Visions, Incorporated of our report dated October 10,2003 relating to the June 30, 2003 annual report of the Registrant, which appears in such form.

            /s/ Kopple and Gottlieb
            ----------------------------
            Kopple and Gottlieb
            Certified Public Accountants



Jenkintown, PA
May 24, 2004



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